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Exhibit 99.1

FORM OF PRESS RELEASE

[PHARMACOPEIA LOGO]

FOR IMMEDIATE RELEASE

PHARMACOPEIA AND EOS BIOTECHNOLOGY TO MERGE
– Combination Will Capitalize on Complete Drug Discovery Capabilities –

Princeton, NJ, and South San Francisco, CA, August 22, 2001 — Pharmacopeia, Inc. (Nasdaq: PCOP) and Eos Biotechnology, Inc. today announced that their Boards of Directors have unanimously approved an agreement under which privately-held Eos will merge with Pharmacopeia in a tax-free, stock for stock transaction. Based on Pharmacopeia's closing stock price of $18.51 on August 21, 2001, the transaction is valued at approximately $197 million, including the value of shares to be issued upon the exercise of stock options to be assumed in the transaction. Included in the transaction value is $44 million of cash owned by Eos.

The transaction unites Eos' drug target identification and validation expertise and therapeutic antibody development skills with Pharmacopeia's integrated small molecule drug discovery capabilities. The combined technologies will create a powerful platform for the identification and validation of drug targets and the discovery of small molecule and therapeutic antibody treatments for cancer, angiogenesis, inflammation and other diseases.

Eos' Strengths

Eos brings leading edge, genomics-based drug discovery technology and expertise to the combined company including:

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Genomics toolset for the discovery of proprietary targets — Eos' internally developed toolset includes 1) a GeneChip™ array containing greater than 90% of all human genes on a single chip; 2) robust gene expression databases containing more than 1 billion datapoints from both diseased and normal tissues; and 3) a proprietary bioinformatics platform to identify disease-specific gene activity.

  Eos has identified hundreds of disease enriched and specific targets from several major cancers and angiogenesis, the process of blood vessel formation. Currently, 90 of these targets from 6 of the most common cancers and angiogenesis are in the validation process or development pipeline at Eos.

  Eos has entered into major research and development collaborations with Biogen and Aventis-Pasteur for the discovery and validation of targets for therapeutic antibodies and vaccine therapies, respectively.

Pharmacopeia and Eos Biotechnology To Merge
August 22, 2001

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Gene expression data — the gene expression data generated by Eos' genomics toolset is a powerful asset for the internal discovery of proprietary targets. Future opportunities to commercialize these data and the related proprietary bioinformatics platform will be exploited.

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Methods to develop antibody therapeutics — through collaborative arrangements, Eos has broad access to fully human antibodies, as well as internal capabilities to humanize antibodies made in non-human species. Additionally, Eos has broad access to technologies that couple extremely potent chemotherapeutic drugs to antibodies developed at Eos, thus allowing the potent chemical agent to destroy diseased cells while sparing normal tissues.

  Eos has a lead candidate antibody that is believed to inhibit the pathologic process of angiogenesis. This antibody candidate is now in preclinical development and Eos anticipates that it should be ready for clinical development next year. Eos' pipeline should yield multiple therapeutic candidates moving toward the clinic over the next several years.

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Small molecule rights to targets — Eos' target selection and validation processes are also used to identify small molecule "ready" targets. The company believes that, to date, approximately 30% of the 90 therapeutic antibody targets identified by Eos may represent target structures also appropriate for small molecule drugs that can be taken in tablet or capsule form.

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Experienced management team — Led by David W. Martin, M.D., Eos' management team is comprised of highly skilled experts in the fields of biological and genomic research.

Joseph A. Mollica, Ph.D., Pharmacopeia's Chairman, President and Chief Executive Officer said, "Today marks a major milestone in the evolution of Pharmacopeia towards a complete and fully integrated drug discovery business that, over time, will afford higher revenue and growth opportunity. Eos has designed and built an integrated platform of custom genomics-based tools used to discover and validate targets and to discover antibody therapeutics that are highly specific in the treatment of cancer, angiogenesis, and inflammatory disease.

"By combining Eos' skills and assets with Pharmacopeia's leadership in experimentation, computation, and informatics products, our combined company will have the full spectrum of drug discovery capabilities from target discovery and validation, through lead discovery, enhancement and optimization. The combination will also create many new scientific and business opportunities not currently available to either company. Furthermore, there is a high level of complementarity between the excellent management teams and the world-class scientists of both organizations.

Pharmacopeia and Eos Biotechnology To Merge
August 22, 2001

"While historically Pharmacopeia's services have been provided to support our customer's drug discovery goals, we will now be able to set our own objectives and, importantly, move up the "value chain' in our drug discovery business. In short, our combined company will have all the science, technology, partnerships, and management in place to create a full-fledged drug discovery company," Dr. Mollica concluded.

David W. Martin, M.D., President and Chief Executive Officer of Eos said, "I am very excited about today's announcement and the potential it represents for our combined company. We will have the genomics, biology, chemistry, human resources, finances and facilities to achieve our drug discovery goals. With our joint resources, we will be able to fully leverage the genome for discovering and validating novel molecular targets, and for generating antibody and pharmaceutical therapeutics directed towards those targets. In addition, through partnerships for advanced preclinical and clinical development, we intend to develop product candidates at least through Phase 2(a) of clinical trials.

"Eos' established partnerships with industry leaders such as Biogen, Aventis, and Medarex validate our technology and will provide funding and technology access going forward. Furthermore, we see long term opportunity in allying ourselves with Pharmacopeia's Accelrys unit to provide additional offerings that will grow revenues and enable Accelrys' customers to be more productive in their drug discovery efforts. I look forward to working with Joe and his team to aggressively grow the product pipeline and to realize the extraordinary potential of our two great companies."

Benefits of the Transaction

The combination of Pharmacopeia and Eos is expected to create opportunities not currently available to either company alone. These include:

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  Powerful combination of genomics, biology and chemistry — the combined company will seek to discover and develop its own therapeutics against proprietary targets. In addition, the combination will also allow Pharmacopeia to exploit intracellular targets from Eos' genomics-based analysis that are not useful as antibody targets but are precisely the kinds of small molecule targets with which Pharmacopeia has demonstrated success.

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  Additional Accelrys software offerings — The combined company intends to offer complete genome expression databases and proprietary bioinformatics software solutions through the Accelrys sales and marketing infrastructure. These additional tools are expected to enhance the quality of Accelrys' product offerings and drive future revenue growth.

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  Partnering opportunities — With specific therapeutic expertise in cancer, angiogenesis, and inflammation, antibody therapeutics, monoclonal antibody-validated small molecule candidates, and pre-clinical and/or clinical data, the combined offering will be a more powerful supplement to a partners' discovery efforts than either company can currently offer.

Pharmacopeia and Eos Biotechnology To Merge
August 22, 2001

  •
  Speed to Clinic — Eos' proven antibody approach could rapidly generate a steady stream of therapeutic candidates for clinical evaluation. A lead candidate antibody that inhibits the pathologic process of angiogenesis may enter clinical development as early as next year.

Terms of the Transaction

Under the terms of the agreement, and based on Pharmacopeia's current stock price, Pharmacopeia would issue approximately 10 million shares of common stock and assume options and warrants to acquire an additional 600,000 shares of Pharmacopeia common stock. Included in the transaction value is approximately $44 million in cash owned by Eos. If Pharmacopeia's average stock price, computed at closing, is below $14.89 per share or a transaction value of $158.5 million, then Pharmacopeia will pay the difference between the average closing price and $14.89 per share in cash, subject to a right to terminate if the cash consideration exceeds $33.5 million. In the event that the cash consideration exceeds $63.4 million, Eos will have the right to terminate the transaction. If Pharmacopeia's average stock price is above $20.00 per share, or a transaction value of $213.0 million, Pharmacopeia will issue a number of shares and options equivalent to a transaction value of $213.0 million. The transaction is intended to be tax-free.

The transaction is subject to customary closing conditions, including regulatory approval and approval by the stockholders of Pharmacopeia. A majority of the stockholders of Eos has voted to approve the merger. The transaction is expected to close during the fourth quarter of 2001.

Upon completion of the transaction, Eos will become a wholly-owned subsidiary of Pharmacopeia. Dr. Mollica will remain as Chairman, President and Chief Executive Officer of Pharmacopeia. Dr. Martin, currently President and Chief Executive Officer of Eos, will become President of Pharmacopeia's drug discovery operation, which will include Eos. This unit will focus on drug discovery, collaborative research and development, and genomics research. Pharmacopeia's Board of Directors will be expanded to include Dr. Martin and Nicholas J. Pritzker, the current chairman of Eos' Board of Directors.

Guidance

Assuming the close of the Eos transaction in the fourth quarter of 2001, the Company issued the following guidance with respect to expected financial results for 2002 and beyond. Pharmacopeia expects combined drug discovery revenues in excess of $45 million in 2002 and drug discovery pro forma operating losses approaching $30 million, excluding acquisition related charges. The company anticipates that collaborative drug discovery revenue growth would accelerate thereafter as the Company adds more and larger collaborations and begins to out-license the later stage internally funded projects. Pharmacopeia expects its drug discovery business to begin showing profits in 2004 at which point the effect of the merger is expected to be neutral to earnings. Thereafter, the merger is expected to be accretive.

Pharmacopeia and Eos Biotechnology To Merge
August 22, 2001

The Company also noted that the proposed merger will not dilute the financial results of Accelrys, Pharmacopeia's software business. Pharmacopeia expects 2002 Accelrys organic revenue growth in excess of 20% driving pro forma operating profits, excluding acquisition related charges, of about $15 million. Looking ahead, the opportunity to sell Eos' proprietary biological and chemical data content through Accelrys' strong distribution channels should enhance the revenue growth trajectory and profitability of the software business.

While its current priority is the successful completion of the Eos merger, Pharmacopeia reiterated its intent to consider the eventual separation of its Accelrys software business from its drug discovery business. While the Company continues to see significant synergies between computational software development and experimental research, it believes that there are other corporate scenarios that would allow for productive inter-relationships while still allowing the value of each business to be optimized. Among the strategic alternatives under consideration is an initial public offering of Accelrys.

UBS Warburg acted as financial advisor and Dechert acted as legal counsel to Pharmacopeia. Robertson Stephens, Inc. acted as financial advisor to Eos, Dresdner Kleinwort Wasserstein, Inc. provided a fairness opinion to the Eos Board and Debevoise & Plimpton acted as legal counsel to Eos.

Eos Biotechnology, a privately funded biotechnology company in South San Francisco, develops, applies and integrates a variety of high-throughput genomics, bioinformatics and biological processes for the creation of novel therapeutic and diagnostic products. Eos technologies are being applied to rapidly and cost-effectively build a pipeline of novel and medically important therapeutics and diagnostics in the areas of oncology, angiogenesis and inflammation, with initial product development efforts focused in the area of therapeutic antibodies. Further information about Eos and its programs is available at http://www.eosbiotech.com

Pharmacopeia (www.pharmacopeia.com) is a leader in enabling science and technology that accelerates and improves the drug discovery and chemical development processes. Pharmacopeia's drug discovery business integrates proprietary small molecule combinatorial and medicinal chemistry, high-throughput screening, in-vitro pharmacology, computational methods and informatics to discover and optimize lead compounds. Pharmacopeia's software subsidiary, Accelrys, develops and commercializes molecular modeling and simulation software for the life sciences and materials research markets, cheminformatics and decision support systems, and bioinformatics tools including gene sequence analysis. Accelrys Consulting Services provides expert assistance in the configuration, implementation and integration of a wide variety of software solutions to enable superior research and discovery. Pharmacopeia employs approximately 800 people, generated 2000 revenues of approximately $119 million, and is headquartered in Princeton, NJ.

Pharmacopeia and Eos Biotechnology To Merge
August 22, 2001

PHARMACOPEIA URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING PHARMACOPEIA'S PROPOSED ACQUISITION OF EOS BIOTECHNOLOGY, INC. ("EOS") WHEN IT BECOMES AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus will be filed with the United States Securities and Exchange Commission by Pharmacopeia. Security holders may receive a free copy of the proxy statement/prospectus when available, as well as other related documents filed by Pharmacopeia, at the Commission's Web site, http://www.sec.gov. In addition, copies of documents filed with the Commission by Pharmacopeia can be obtained, without charge, by directing a request to Pharmacopeia Investor Relations at P.O. Box 5350, Princeton, NJ 08543-5350, or (609) 452-3600.

Pharmacopeia and its directors, executive officers, employees and certain other persons may be deemed to be participants in the solicitation of proxies of Pharmacopeia's stockholders to approve the proposed acquisition of Eos. Such individuals may have interests in the acquisition, including as a result of holding shares or options of Pharmacopeia. A detailed list of the names, affiliations and interests of the participants in the solicitation will be set forth in the proxy statement/prospectus to be filed with the SEC by Pharmacopeia, and will be available on the SEC's web site as referenced above.

When used anywhere in this document, the words "expects", "believes", "anticipates", "estimates" and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein may include statements addressing future financial and operating results of Pharmacopeia and the timing, benefits and other aspects of the proposed merger. Pharmacopeia has based these forward- looking statements on its current expectations about future events. Such statements are subject to risks and uncertainties including, but not limited to, the successful implementation of Pharmacopeia's strategic plans, the acceptance of new products, the obsolescence of existing products, the resolution of existing and potential future patent issues, additional competition, changes in economic conditions, and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its most recent report on Form 10-K and subsequent reports on Form 10-Q. All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings.

These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Pharmacopeia and Eos Biotechnology To Merge
August 22, 2001

Conference Call and Webcast

Pharmacopeia will host a conference call and webcast to discuss the merger of Eos and Pharmacopeia today, August 22, 2001 at 10:00 a.m. EDT. Investors may listen to the call, which may contain forward-looking information, by dialing (800) 360-9865 from within the U.S. and (973) 694-6836 from outside the U.S. Alternatively, a live webcast of the call will be available on Pharmacopeia's website at www.pharmacopeia.com or at www.streetfusion.com. Investors may also listen to a replay of the call via webcast at www.pharmacopeia.com or at www.streetfusion.com or by dialing (800) 428-6051 from locations in the U.S. and (973) 709-2089 from outside the U.S. The call-in and webcast replays will be available for 30 days following the call. Please refer to reservation number 207701.

Contact Information:
Contact for Pharmacopeia	Contact for Eos
Sue Rodney Manager, Investor Relations (609) 452-3643 srodney@pharmacop.com	David W. Martin President and CEO (650) 246-2302 www.eosbiotech.com

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  Exhibit 99.1